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                                                                    EXHIBIT 21.1


                              KPMG CONSULTING, INC.

                              TABLE OF SUBSIDIARIES

Name of Subsidiary                                               Jurisdiction of Organization
------------------                                               ----------------------------
Educational Information Management Systems, LLC .                Delaware

i2Midlantic, LLC                                                 Delaware

i2Northwest, LLC                                                 Delaware

K Consulting Southeast Asia LLC                                  Delaware

KCI Funding Corporation                                          Delaware

KPMG Consulting LLC                                              Delaware

KPMG Consulting Israel, LLC                                      Delaware

KPMG Enterprise Integration Services LLC                         Delaware

Metrius, Inc.                                                    California

OAD Group Inc.                                                   California

Peatmarwick, Inc.                                                New York

Qwest Cyber.Solutions LLC                                        Delaware

Softline Consulting and Integrators, Inc.                        Delaware

Versa Management Systems, Inc.                                   Illinois

KPMG Consultores SA                                              Argentina

Barents Group Australia Pty                                      Australia

1097539 Ontario Ltd.                                             Canada

KPMG Consulting LP                                               Canada

KPMG Versa Systems, Inc.                                         Canada

KPMG Peat Marwick LTDA                                           Colombia

KPMG Consultores SA                                              Costa Rica

Barents Group Egypt (Ltd.)                                       Egypt

Grupo Barents Limitada                                           El Salvador

Guam Systems Consulting LLC                                      Guam

KPMG Consultoria SA                                              Guatemala

PT Barents Indonesia                                             Indonesia

KPMG Consulting Company Limited                                  Japan

San Tong Management Consulting Corporation                       Korea

KMPG Consulting Mexico SRL                                       Mexico

International Markets B.V                                        Netherlands

KPMG Consulting New Zealand, Limited                             New Zealand

The Web                                                          New Zealand

KPMG Consulting, Inc.                                            Panama

KPMG Consulting S.A.                                             Peru

Barents Group (Europe) Limited                                   United Kingdom

KPMG Peat Marwick Consultants SA                                 Venezuela